Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Investor Relations

228-435-8208

investorrelations@thepeoples.com

PEOPLES FINANCIAL CORPORATION INCREASES

SEMIANNUAL DIVIDEND TO $.10 PER SHARE

Biloxi, MS (December 28, 2011)—The board of directors of Peoples Financial Corporation (NASDAQ Capital Market: PFBX), parent of The Peoples Bank, declared a regular semiannual cash dividend of $.10 per common share, payable January 17, 2012, to stockholders of record January 10, 2012.

The latest dividend represents an increase of 11.1% over the one paid for the first half of 2011.

“Our Board of Directors and senior management team feel confident that our earnings are recovering and stable enough to support this increase,” said Chevis C. Swetman, chairman of the board and chief executive officer of the holding company and the bank. “Throughout these very difficult economic times, we have remained committed to our long-term goal of distributing at least 35% of earnings back to our stockholders in dividends,” he said.

Founded in 1896, with $817 million in assets as of September 30, 2011, The Peoples Bank operates 16 branches along the Mississippi Gulf Coast in Hancock, Harrison, Jackson and Stone counties. In addition to a comprehensive range of retail and commercial banking services, the bank also operates a trust and investment services department that has provided customers with financial, estate and retirement planning services since 1936.

The Peoples Bank is a wholly-owned subsidiary of Peoples Financial Corporation, listed on the NASDAQ Capital Market under the symbol PFBX. Additional information is available on the Internet at www.thepeoples.com.

This news release contains forward-looking statements and reflects industry conditions, company performance and financial results. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ from the anticipated results and expectation expressed in such forward-looking statements.